CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Galaxy Nutritional Foods, Inc.
Orlando, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated July 1, 2003, relating to the financial statements of Galaxy Nutritional Foods, Inc. appearing in the company's Annual Report on Form 10-K for the year ended March 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Atlanta, Georgia
October 10, 2003